Exhibit 5.1

                                                  December 15, 2014

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202-2412

Ladies and Gentlemen:

We have acted as special counsel to Kindred Healthcare, Inc., a Delaware corporation (the “Company”), in connection with the Company’s offer to exchange, pursuant to a Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), up to $500,000,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2022 (the “Exchange Notes”) for the Company’s outstanding 6.375% Senior Notes due 2022 originally issued on April 9, 2014 (the “Initial Notes”). The Exchange Notes are fully and unconditionally guaranteed by each of the guarantors listed in the Registration Statement (the “Guarantors” and, together with the Company, the “Registrants”). The Exchange Notes will be issued under an indenture dated as of April 9, 2014 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture includes the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	an executed copy of the Indenture; and

(c)	the form of the Exchange Notes included in the Indenture.

Kindred Healthcare, Inc., p. 2

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and the Guarantors formed in the State of Delaware listed in Annex A hereto (the “Delaware Guarantors”) and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Exchange Notes will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indenture.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Exchange Notes, in the form included in the Indenture, have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and duly issued and delivered by the Company in exchange for an equal principal amount of Initial Notes, (a) the Exchange Notes will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture and (b) the Guarantees will be the valid, binding and enforceable obligations of the Guarantors, entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of any Registrant, such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. In addition, (i) the waiver of defenses contained in Section 10.01 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York and (ii) the enforceability of indemnification provisions may be subject to public policy considerations. In giving the foregoing opinions relating to the validity, binding effect or enforceability of any agreement or obligation of any of the Guarantors other than the Delaware Guarantors, we have relied without independent investigation, as to matters relating to the laws of the states of Arizona, Connecticut, California, Florida, Georgia, Illinois, Indiana, Louisiana, Nevada, New Mexico, Massachusetts, Missouri, Ohio, Pennsylvania, South Carolina, Texas, Utah, Washington and Wisconsin, on the opinion of Joseph L. Landenwich, Esq., a copy of which is filed as Exhibit 5.2 to the Registration Statement (the “Local Opinion”), and our opinions are subject to all of the limitations and qualifications contained therein.

Except insofar as we have relied on the Local Opinion, the foregoing opinions are limited to the law of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Kindred Healthcare, Inc., p. 3

The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Nicolas Grabar
Nicolas Grabar, a Partner

Annex A

Avery Manor Nursing, L.L.C.

Bayberry Care Center, L.L.C.

Braintree Nursing, L.L.C.

California Nursing Centers, L.L.C.

Care Center of Rossmoor, L.L.C.

Clear Lake Rehabilitation Hospital, L.L.C.

Country Estates Nursing, L.L.C.

Forestview Nursing, L.L.C.

Goddard Nursing, L.L.C.

Greenbrae Care Center, L.L.C.

Greens Nursing and Assisted Living, L.L.C.

Harborlights Nursing, L.L.C.

Haven Health, LLC

Helian Health Group, Inc.

HHS Healthcare Corp.

Highgate Nursing, L.L.C.

Highlander Nursing, L.L.C.

Homestead Health and Rehabilitation Center, L.L.C.

IntegraCare Holdings, Inc.

IntegraCare Intermediate Holdings, Inc.

KAH Development 1, L.L.C.

KAH Development 10, L.L.C.

KAH Development 11, L.L.C.

KAH Development 12, L.L.C.

KAH Development 13, L.L.C.

KAH Development 14, L.L.C.

KAH Development 15, L.L.C.

KAH Development 2, L.L.C.

KAH Development 3, L.L.C.

KAH Development 4, L.L.C.

KAH Development 5, L.L.C.

KAH Development 6, L.L.C.

KAH Development 7, L.L.C.

KAH Development 8, L.L.C.

KAH Development 9, L.L.C.

Kindred Braintree Hospital, L.L.C.

Kindred Development 10, L.L.C.

Kindred Development 11, L.L.C.

Kindred Development 12, L.L.C.

Kindred Development 13, L.L.C.

Kindred Development 15, L.L.C.

Kindred Development 17, L.L.C.

Kindred Development 27, L.L.C.

Kindred Development 29, L.L.C.

Kindred Development 4, L.L.C.

Kindred Development 7, L.L.C.

Kindred Development 8, L.L.C.

Kindred Development 9, L.L.C.

Kindred Development Holdings 3, L.L.C.

Kindred Development Holdings 5, L.L.C.

Kindred Healthcare Operating, Inc.

Kindred Healthcare Services, Inc.

Kindred Hospice Services, L.L.C.

Kindred Hospital-Palm Beach, L.L.C.

Kindred Hospital-Pittsburgh-North Shore, L.L.C.

Kindred Hospitals East, L.L.C.

Kindred Hospitals Limited Partnership

Kindred Hospitals West, L.L.C.

Kindred Hospital-Springfield, L.L.C.

Kindred Hospital-Toledo, L.L.C.

Kindred Nevada, L.L.C.

Kindred Nursing Centers Central Limited Partnership

Kindred Nursing Centers East, L.L.C.

Kindred Nursing Centers Limited Partnership

Kindred Nursing Centers North, L.L.C.

Kindred Nursing Centers South, L.L.C.

Kindred Nursing Centers West, L.L.C.

Kindred Rehab Services, Inc.

Kindred Systems, Inc.

KND Development 50, L.L.C.

KND Development 51, L.L.C.

KND Development 52, L.L.C.

KND Development 53, L.L.C.

KND Development 54, L.L.C.

KND Development 55, L.L.C.

KND Development 56, L.L.C.

KND Development 57, L.L.C.

KND Development 58, L.L.C.

KND Development 59, L.L.C.

KND Development 60, L.L.C.

KND Development 61, L.L.C.

KND Development 62, L.L.C.

KND Development 63, L.L.C.

KND Hospital Real Estate Holdings, L.L.C.

KND Real Estate 1, L.L.C.

KND Real Estate 10, L.L.C.

KND Real Estate 11, L.L.C.

KND Real Estate 12, L.L.C.

KND Real Estate 13, L.L.C.

KND Real Estate 14, L.L.C.

KND Real Estate 15, L.L.C.

KND Real Estate 16, L.L.C.

KND Real Estate 17, L.L.C.

KND Real Estate 18, L.L.C.

KND Real Estate 19, L.L.C.

KND Real Estate 2, L.L.C.

KND Real Estate 20, L.L.C.

KND Real Estate 21, L.L.C.

KND Real Estate 22, L.L.C.

KND Real Estate 23, L.L.C.

KND Real Estate 24, L.L.C.

KND Real Estate 25, L.L.C.

KND Real Estate 26, L.L.C.

KND Real Estate 27, L.L.C.

KND Real Estate 28, L.L.C.

KND Real Estate 29, L.L.C.

KND Real Estate 3, L.L.C.

KND Real Estate 30, L.L.C.

KND Real Estate 31, L.L.C.

KND Real Estate 32, L.L.C.

KND Real Estate 33, L.L.C.

KND Real Estate 34, L.L.C.

KND Real Estate 35, L.L.C.

KND Real Estate 36, L.L.C.

KND Real Estate 37, L.L.C.

KND Real Estate 38, L.L.C.

KND Real Estate 39, L.L.C.

KND Real Estate 4, L.L.C.

KND Real Estate 40, L.L.C.

KND Real Estate 41, L.L.C.

KND Real Estate 42, L.L.C.

KND Real Estate 43, L.L.C.

KND Real Estate 44, L.L.C.

KND Real Estate 45, L.L.C.

KND Real Estate 46, L.L.C.

KND Real Estate 47, L.L.C.

KND Real Estate 48, L.L.C.

KND Real Estate 49, L.L.C.

KND Real Estate 5, L.L.C.

KND Real Estate 50, L.L.C.

KND Real Estate 51, L.L.C.

KND Real Estate 6, L.L.C.

KND Real Estate 7, L.L.C.

KND Real Estate 8, L.L.C.

KND Real Estate 9, L.L.C.

KND Real Estate Holdings, L.L.C.

KND Rehab Real Estate Holdings, L.L.C.

KND SNF Real Estate Holdings, L.L.C.

Lafayette Specialty Hospital, L.L.C.

Laurel Lake Health and Rehabilitation, L.L.C.

Maine Assisted Living, L.L.C.

Massachusetts Assisted Living, L.L.C.

Meadows Nursing, L.L.C.

Medical Hill Rehab Center, L.L.C.

New Triumph HealthCare, Inc.

Northland LTACH, LLC

NP Plus, LLC

NRP Holdings Company

Pacific Coast Care Center, L.L.C.

Pacific West Home Care, LLC

Peoplefirst HomeCare & Hospice of California, L.L.C.

Peoplefirst HomeCare & Hospice of Colorado, L.L.C.

Peoplefirst HomeCare & Hospice of Indiana, L.L.C.

Peoplefirst HomeCare & Hospice of Massachusetts, L.L.C.

Peoplefirst HomeCare & Hospice of Ohio, L.L.C.

Peoplefirst HomeCare & Hospice of Utah, L.L.C.

Peoplefirst HomeCare of Colorado, L.L.C.

Peoplefirst Virginia, L.L.C.

PersonaCare of Huntsville, Inc.

PersonaCare of Ohio, Inc.

PersonaCare of Reading, Inc.

PersonaCare of Wisconsin, Inc.

PF Development 10, L.L.C.

PF Development 15, L.L.C.

PF Development 16, L.L.C.

PF Development 17, L.L.C.

PF Development 18, L.L.C.

PF Development 19, L.L.C.

PF Development 20, L.L.C.

PF Development 21, L.L.C.

PF Development 22, L.L.C.

PF Development 23, L.L.C.

PF Development 26, L.L.C.

PF Development 27, L.L.C.

PF Development 5, L.L.C.

PF Development 6, L.L.C.

PF Development 7, L.L.C.

PF Development 8, L.L.C.

PF Development 9, L.L.C.

PHH Acquisition Corp.

Professional Healthcare, LLC

Rehab Insurance Corporation

Rehab Staffing, L.L.C.

RehabCare Development 2, L.L.C.

RehabCare Development 3, L.L.C.

RehabCare Development 4, L.L.C.

RehabCare Development 5, L.L.C.

RehabCare Group East, Inc.

RehabCare Group Management Services, Inc.

RehabCare Group of California, L.L.C.

RehabCare Group, Inc.

RehabCare Hospital Holdings, L.L.C.

SCCI Health Services Corporation

SCCI Hospital – Easton, Inc.

SCCI Hospital – El Paso, Inc.

SCCI Hospital – Mansfield, Inc.

SCCI Hospital Ventures, Inc.

SCCI Hospitals of America, Inc.

SHC Holding, Inc.

Siena Care Center, L.L.C.

Smith Ranch Care Center, L.L.C.

Specialty Healthcare Services, Inc.

Springfield Park View Hospital, L.L.C.

Symphony Health Services, L.L.C.

TherEX, Inc.

Tower Hill Nursing, L.L.C.

Triumph HealthCare Holdings, Inc.

Triumph HealthCare Second Holdings, L.L.C.

Triumph HealthCare Third Holdings, L.L.C.

Triumph Rehabilitation Hospital of Northeast Houston, LLC

Tulsa Specialty Hospital L.L.C.

VTA Management Services, L.L.C.

VTA Staffing Services, LLC

Ygnacio Valley Care Center, L.L.C.